EXHIBIT 1.1

EXECUTION VERSION

AMERICAN MORTGAGE ACCEPTANCE COMPANY
7.25% Cumulative Convertible Preferred Shares of Beneficial Interest

UNDERWRITING AGREEMENT

July 24, 2007

STERNE, AGEE & LEACH, INC.
  as Representative of the several Underwriters
c/o Sterne, Agee & Leach, Inc.
140 East 45th Street
18th Floor
New York, New York 10017

Dear Sirs:

American Mortgage Acceptance Company, a Massachusetts business trust (the “Company”) confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Sterne, Agee & Leach, Inc. is acting as the representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 680,000 shares (the “Initial Shares”) of 7.25% Cumulative Convertible Preferred Shares of beneficial interest of the Company (the “Preferred Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Preferred Shares set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option to the Underwriters described in Section 1(b) hereof to purchase all or any part of 60,000 additional Preferred Shares to cover over-allotments (the “Option Shares”), if any, as set forth in Schedule I hereto.  The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333- 87440), including a related prospectus covering the registration of the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”).  The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended), the documents incorporated by reference thereto in accordance with Item 12 of Form S-3 under the Securities Act or otherwise and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B Information”), is hereinafter called the“Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.  The term “Base Prospectus” means the prospectus dated October 3, 2002 included in the Registration Statement, including all information incorporated by reference therein.  The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, including all information incorporated by reference therein.  The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement.  The term “Preliminary Prospectus” means each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Disclosure Package or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, the Disclosure Package, as hereinafter defined, or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), which are incorporated by reference or otherwise deemed by the 1933 Act Regulations to be part of or included in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

The term “Disclosure Package” means (i) the Base Prospectus and the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, and (iv) the information included on Schedule III hereto.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act Regulations.  The term “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriters agree as follows:

1.  Sale and Purchase.

(a)  Initial Shares.  Upon the basis of the representations and warranties and other terms and conditions set forth herein, at the purchase price per share of $23.75 for the Preferred Shares, the Company agrees to sell to each Underwriter the number of Initial Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.  Notwithstanding the foregoing, with respect to up to 280,000 of the Preferred Shares that are sold to the Underwriters for the account of Centerline Holding Company or one of its subsidiaries, the purchase price per share set forth above shall be $25.00 rather than $23.75.

(b)  Option Shares.  In addition, upon the basis of the representations and warranties and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase 60,000 Preferred Shares to the Underwriters, acting severally and not jointly, in the respective numbers of Preferred Shares set forth opposite the names of the Underwriters in Schedule I hereto, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option, in whole or in part, and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than five full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Shares, the Company shall sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.  Payment and Delivery.

(a)  Initial Shares.  The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice.  The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 140 East 45th, Street 18th, Floor, New York, New York 10017, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”).  The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company).  The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)  Option Shares.  Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice.  The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office.  The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

(c)  Payment shall be made to the Company and by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase.  Sterne, Agee & Leach, Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.  Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the date hereof, as of the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a)  The Company is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations.

(b)  The Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of each Preliminary Prospectus, the Prospectus and the Disclosure Package entitled “Capitalization” and, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in each Preliminary Prospectus, the Prospectus and the Disclosure Package entitled “Capitalization”.  The Company has no subsidiaries, other than those listed on Schedule IV hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”).

(c)  All of the outstanding shares of beneficial interest of the Company and all of the outstanding shares of capital stock or other than equity interests of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package, all of the outstanding shares of capital stock or other than equity interests of each of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company.  Except as disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any beneficial interest of the Company or any capital stock or other than equity interests of any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary, any such beneficial interest, capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of beneficial interest, capital stock or other equity interests or any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(d)  Each of the Company and the Subsidiaries has been duly organized and is validly existing as a business trust, limited liability company or exempt company in good standing under the laws of its respective jurisdiction of formation, with all requisite power and authority to own its respective properties, to conduct its respective business as described in each of the Registration Statement, each Preliminary Prospectus, the Prospectus and the Disclosure Package and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(e)  Each of the Company and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties  or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect” or “Material Adverse Change”), and the Company and the Subsidiaries are duly qualified, and in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.  Other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity interests of any other corporation or any equity interest in any partnership, joint venture or other association.

(f)  Each of the Company and the Subsidiaries are in compliance with all governmental rules and regulations necessary to conduct their respective businesses as now operated except when failure thereof would not result in a Material Adverse Effect and have not received any notice of changes in existing governmental rules or regulations that, if modified adversely to the Company and the Subsidiaries, would have a Material Adverse Effect.

(g)  Neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective declaration of trust, charter, bylaws, articles of formation, operating agreement or other organizational documents including, but not limited to, the resolutions adopted by the Company’s Board of Trustees establishing the terms and designation of the Shares (collectively, “Organizational Documents”), as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument (including, without limitation, that certain Third Amended and Restated Advisory Services Agreement dated as of March 19, 2007) to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that would not have a Material Adverse Effect; the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not: (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Organizational Documents, as the case may be, of the Company or any of the Subsidiaries, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of the Subsidiaries, except in the case of clause (i)(B) and this clause (ii) for such breaches, defaults, liens, charges, claims or encumbrances which would not have a Material Adverse Effect.

(h)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(i)  No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Shares as contemplated herein, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been applied for, or will have been applied for at the Closing Time or the relevant Option Closing Time, as the case may be, in connection with the Company’s application to list the Shares on the American Stock Exchange (“AMEX”), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) such approvals as may be required by the rules of the National Association of Securities Dealers, Inc. (“NASD”).

(j)  Each of the Company and the Subsidiaries possesses all certificates, authorizations or permits required to be issued by appropriate governmental agencies or bodies and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined or modified adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect.

(k)  The Company meets the requirements for use of Form S-3 under the Securities Act.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Company has prepared and filed such amendments to such Registration Statement and the Prospectus as may have been required to the date hereof, and covenants and agrees that it will file such additional amendments thereto and as may hereafter be required.  The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, each Preliminary Prospectus, the Disclosure Package or the Prospectus.

(l)  Each Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply with the requirements of the Securities Act and the Securities Act Regulations.  The Registration Statement, as of its effective date, as of the date hereof, as of the Initial Sale Time, as of the Closing Time or Option Closing Time, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof (the “Underwriter Information”)).  The Preliminary Prospectus did not and does not, as of its filing date and as of the date hereof, and the Prospectus or any amendment or supplement thereto did not, does not and will not, as of the applicable filing date, the date hereof, the Initial Sale Time, the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to the Underwriter Information.

(m)  Each document incorporated by reference in the Registration Statement and the Disclosure Package, when they became effective, or at the time they were or hereafter are filed with the Commission, as applicable, conformed and will conform in all material respects to the requirements of the Securities Act or the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations and none of such documents contained, contain or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in any Preliminary Prospectus, the Prospectus and the Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as applicable, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)  As of 8:30 a.m. (New York time) on July 25, 2007 (the “Initial Sale Time”), the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, any Issuer Free Writing Prospectus (when considered together with the Disclosure Package) did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, any such Issuer Free Writing Prospectus (when considered together with the Disclosure Package) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Disclosure Package in reliance upon and in conformity with the Underwriter Information;

(o)  Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(p)  The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(q)  Except for any Issuer Free Writing Prospectuses identified in Schedule II hereto, and each “road show” (as defined in Rule 433 under the Securities Act Regulations) relating to the public offering of shares contemplated herein that is a “written communication” (as defined in Rule 405 under the Securities Act Regulations), the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;

(r)  Each Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with this offering have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(s)  All legal or governmental proceedings, contracts or documents of a character required to be filed, or incorporated by reference, as exhibits to the Registration Statement or to be summarized or described in, or that were summarized or described in, any Preliminary Prospectus or the Prospectus have been so filed, incorporated, summarized or described as required, and such descriptions present fairly in all material respects the information required to be shown.

(t)  There are no actions, suits, proceedings, or, to the knowledge of the Company, inquiries or investigations, pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would be reasonably likely to result in a judgment, decree, award or order having a Material Adverse Effect.

(u)  The consolidated financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, a Preliminary Prospectus, the Prospectus and the Disclosure Package present fairly the financial position of the Company and the Subsidiaries (the “Covered Entities”) as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Registration Statement, if any, fairly present the information required to be stated therein.  Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved and in accordance with all applicable laws, rules and regulations, including, but not limited to Regulation S-X promulgated by the Commission.  The financial data set forth or incorporated by reference in the Registration Statement, the Disclosure Package, each Preliminary Prospectus and the Prospectus fairly present that information shown therein and has been complied on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package, a Preliminary Prospectus and the Prospectus.  No other financial statements or supporting schedules are required to be included in the Registration Statement.  Any pro forma financial statements of the Company, and the related notes thereto, included in (or incorporated by reference into) each of the Registration Statement, a Preliminary Prospectus, the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein, comply as to form in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and the adjustments used therein are appropriate to give effect to the transactions contemplated thereby.  All disclosures contained in the Registration Statement, the Disclosure Package, a Preliminary Prospectus or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation

G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(v)  Deloitte & Touche LLP, whose reports on the audited financial statements of the Covered Entities are filed with the Commission as part of each of the Registration Statement, a Preliminary Prospectus, the Prospectus and the Disclosure Package or are incorporated by reference therein to the Company’s knowledge, is and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board.

(w)  Subsequent to the respective dates as of which information is given in each of the Registration Statement, a Preliminary Prospectus, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, which is outside the ordinary course of the Company’s or Subsidiaries’ business, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole and which is outside the ordinary course of the Company’s or Subsidiaries’ business or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any shares of beneficial interest.

(x)  No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries or the Company’s external manager and its affiliates (the “Manager”) on the other hand, which would be required by the Securities Act or by the Securities Regulations to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.  Except as disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package, the Company has not entered into any transactions that would be required to be disclosed in accordance with Item 404 of Regulation S-K on terms that were inconsistent with terms that would reasonably be likely to have been obtained from independent third parties.

(y)  The Shares, and the common shares of beneficial interest, conform in all material respects to the description thereof contained in the Registration Statement, each Preliminary Prospectus, the Prospectus and the Disclosure Package.

(z)  Other than as disclosed in each Preliminary Prospectus, the Disclosure Package and the Prospectus or incorporated by reference therein, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(aa)  The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Organizational Documents, as the case may be, of the Company or any of the Subsidiaries, under any agreement to which the Company or any of the Subsidiaries is a party.

(bb)  The Company has made adequate reserves of common shares of beneficial interest to provide for the conversion of the Shares and will maintain such reserves for so long as the Share remain outstanding.

(cc)  The Company intends to apply to list the Shares on the AMEX; the Company has taken and will take all necessary actions to ensure that, upon and at all times after the AMEX shall have approved the Shares for listing, the Company will be in compliance with all applicable corporate governance requirements set forth in the AMEX’s listing standards that are then in effect and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the AMEX’s listing standards not currently in effect upon the effectiveness of such requirements.

(dd)  The Company has not taken, and will not take, directly or indirectly, any action that is designed to or which has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee)  Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company or the Manager, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus, which is not so described.

(ff)  Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(gg)  The form of certificate used to evidence the Preferred Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents of the Company and the requirements of the AMEX.

(hh)  Each of the Company and the Subsidiaries have good title to all personal property owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries, taken as a whole.  Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any Subsidiary, taken as a whole.

(ii)  After due inquiry, other than the under-performing and impaired mortgage loans disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package or as would not have a Material Adverse Effect, to the Company’s knowledge, the Company (i) has no materially impaired mortgage loans, notes receivable, debt securities or other material assets, (ii) has not failed to collect or accrue income from its assets in accordance with GAAP and (iii) has no mortgage loans, notes receivable, debt securities or other material assets that have been placed on non-accrual status.  With respect to the Impaired Assets set forth in the Company’s financial statements contained in each Preliminary Prospectus, the Prospectus and the Disclosure Package, the Company has adequate reserves as determined in accordance with GAAP.

(jj)  The Company and each of the Subsidiaries owns, possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in each Preliminary Prospectus, the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received written notice of infringement of or conflict with asserted rights of others with respect to any Intangibles which could result in a Material Adverse Effect.

(kk)  The Company and the Subsidiaries maintain, directly or through its manager, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)  The Company and the Subsidiaries have filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid or will pay on a timely basis all taxes shown as due thereon.  No tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against it, which if determined adversely to it could result in a Material Adverse Effect.  All tax liabilities are adequately provided for on the respective books of the Company.

(mm)  Each of the Company and the Subsidiaries maintain respective insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(nn)  Neither the Company nor any of the Subsidiaries has, to its knowledge, violated, or received written notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business or properties of the Company or any of the Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which would be reasonably likely to result in a Material Adverse Effect.

(oo)  Neither the Company nor any of the Subsidiaries, nor to the Company’s knowledge any executive officer or director purporting to act on behalf of the Company or any of the Subsidiaries, has at any time, (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any such contributions, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law.

(pp)  Except as otherwise disclosed in each Preliminary Prospectus, the Prospectus and the Disclosure Package, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(qq)  All securities issued by the Company or any of the Subsidiaries have been issued and sold in material compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the AMEX.

(rr)  In connection with this offering, the Company has not offered and will not offer its Preferred Shares or any other securities convertible into or exchangeable or exercisable for Preferred Shares in a manner in violation of the Securities Act.

(ss)  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, other than pursuant to this Agreement.

(tt)  The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2006 and thereafter.  No transaction or other event has occurred which could cause the Company to not be able to qualify as a REIT for its taxable year ending

December 31, 2006 or future taxable years.  The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification as a REIT.

               (uu)  The Company has retained Deloitte & Touche LLP as its independent registered public accounting firm and Deloitte & Touche LLP (i) periodically tests procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assists the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.
(vv)  Neither the Company nor any of the Subsidiaries is, and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ww)  There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any effective applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 302 and 906 relating to certifications.

(xx)  The Company has established, maintained and evaluated, directly or through its Manager, “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are believed to be effective to perform the functions for which they were established.  The Company’s auditors have been advised of: (i) any significant deficiencies and material weaknesses known to management in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, known to management that involves management or other employees who have a role in the Company’s internal controls over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(yy)  All stock option awards granted by the Company have been appropriately authorized by the board of trustees of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Code, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto, on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company in connection with any stock option awards granted by the Company; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.

(zz)  The information regarding the Manager in the Prospectus, each Preliminary Prospectus and the Disclosure Package is true and correct in all material respects.

(aaa)  The Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package, each Preliminary Prospectus and the Prospectus; and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing as would not have a material adverse effect on the assets, business, operations, earnings, properties, prospects or condition (financial or otherwise) of the Manager, or its ability to perform its obligations under the Manager Agreements and Instruments (the “Manager Material Adverse Effect”).

(bbb)  Except as would not constitute a Manager Material Adverse Effect, the Manager is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, the “Manager Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or except for such defaults that would not result in a material adverse effect on the assets, business, operations, earnings, properties, prospects or condition, (financial or otherwise) of the Manager, or its ability to perform its obligations under the Advisory Agreement.  Except as would not constitute a Manager Material Adverse Effect, the consummation of the transactions contemplated herein and in the Disclosure Package, each Preliminary Prospectus and the Prospectus do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager nor will such action result in any violation of the provisions of the Organizational Documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their respective assets, properties or operations.

(ccc)  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would reasonably likely result in a Manager Material Adverse Effect.

(ddd)  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager, (C) no waiver or consent under any Management Agreement and Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Manager of the transactions contemplated hereby, on the terms contemplated by the Disclosure Package and the Prospectus, except (1) such as have been already obtained and (2) such, the failure of which to have obtained, would not reasonably be expected to have a Manager Material Adverse Effect.

(eee)  The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Disclosure Package, each Preliminary Prospectus and the Prospectus and the Management Agreements and Instruments.

(fff)  The Manager possesses such governmental licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement, the Disclosure Package, each Preliminary Prospectus and the Prospectus; the Manager is in compliance with the terms and conditions of all such governmental licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably likely result in a Manager Material Adverse Effect; all of the governmental licenses are valid and in full force and effect, except when the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not reasonably likely result in a Manager Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such governmental licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably likely result in a Manager Material Adverse Effect.

(ggg)  Except (i) as disclosed in the Registration Statement, the Disclosure Package, each Preliminary Prospectus and the Prospectus and (ii) with respect to Daryl Carter, the Manager has not been notified that any executive, key employee or significant group of employees of the Manager plans to terminate employment with the Manager.  Neither the Manager nor any executive or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Disclosure Package, each Preliminary Prospectus and the Prospectus, except where such termination or violation would not constitute a Manager Material Adverse Effect.

(hhh)  The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it on behalf of the Company are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(iii)  The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreements and Instruments as described in the Disclosure Package and the Prospectus.

4.  Certain Covenants.  The Company hereby agrees with each Underwriter that:

(a)  The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares).

(b)  If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its commercially reasonable efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)  The Company will prepare the Prospectus in a form reasonably approved by the Representative and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)  The Company will advise the Representative promptly and (if requested by the Representative) confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations.

(e)  The Company will furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative (which consent may not be unreasonably withheld) prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto.

(f)  The Company will comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(g)  The Company shall advise the Representative promptly of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening, in writing or otherwise, of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing after notice thereof.

(h)  Unless available on EDGAR, the Company will furnish to the Underwriters at the request of the Representative, for a period of two years from the date of this Agreement (i) as soon as reasonably practicable, copies of all annual, quarterly and current reports or other communications supplied to holders of Preferred Shares, (ii) as soon as reasonably practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Representative may reasonably request regarding the Company and the Subsidiaries; provided, however, any information that is deemed by the Company to be confidential will be subject to the execution and delivery of non-disclosure agreements in favor of the Company in its reasonable discretion.

(i)  The Company will advise the Representative promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule) under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package then being used so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with the Securities Act and the Securities Act Regulations and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it is so delivered (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule), be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

(j)  Unless available on EDGAR, the Company will furnish promptly to the Representative, upon request, a signed copy of the Registration Statement, as initially filed with the Commission, and all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request.

(k)  The Company will furnish to the Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(l)  The Company will apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in each Preliminary Prospectus and the Prospectus.

(m)  The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement.

(n)  The Company will use its best efforts to effect and maintain the quotation of the Shares on the AMEX and to file with such exchange all documents and notices required by such exchange of companies that have securities that are traded thereon.

(o)  The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(p)  The Company will use its best efforts to meet the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code, so long as the Board of Trustees elects that the Company qualify as a REIT.  The Board of Trustees has no present intention to change the Company’s election to qualify as a REIT.

(q)  The Company will conduct its affairs in such a manner so as to reasonably ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act.

(r)  The Company will refrain, during a period of 90 days from the date of this Agreement, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Shares to be sold hereunder.

(s)  The Company will not itself, and will use its best efforts to cause its officers, directors, manager and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(t)  If, at any time during the 60-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representative the market price of the Preferred Shares, or common beneficial interest into which the Preferred Shares are Convertible, has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith consult with the Representative concerning the advisability and substance of a press release or other public statement, responding to or commenting on such rumor, publication or event and, subject to any reasonable objection by the Company, to prepare and disseminate (in further consultation with the Representative) a press release or other public statement, responding to or commenting on such rumor, publication or event.

(u)  The Company will actively take reasonable steps to ensure that it will be in material compliance with the applicable provisions of the Sarbanes-Oxley Act and rules and regulations promulgated thereunder upon the effectiveness of such provisions.

5.  Payment of Expenses.

(a)  The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters,

(iii) filing fees in connection with the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters), (iv) filing fees in connection with the review of the public offering of the Shares by the NASD, (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares for quotation on the AMEX, (vii) making road show presentations with respect to the offering of the Shares, including travel expense related thereto; provided that the Company has approved such expenses, (viii) the reasonable and documented legal fees and other disbursements of counsel for the Underwriters, subject to the Cap (defined below), and (ix) the performance of the Company’s other obligations hereunder.  Upon the request of the Representative, the Company will provide funds in advance for filing fees.

Notwithstanding the foregoing, the Company will not be required to pay any legal fees or other disbursements of counsel for the Underwriters that exceed an aggregate amount of $100,000 (the “Cap”).  Furthermore, notwithstanding the foregoing, in the event the Representative terminates this Agreement for any reason other than the willful default by the Company of the material terms of this Agreement, the Company will not be required to pay any legal fees and other disbursements of counsel for the Underwriters.

(b)  The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

6.  Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, (except for such representations that are qualified therein as to materiality or speak only as of a specified date, which shall be true and correct in all respects at such times), (ii) the accuracy of the certificates of any officer of the Company delivered pursuant to the provisions hereof, (iii) the performance by the Company of its respective obligations hereunder in all material respects and (iv) to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)  The Representative shall have received the opinions, dated as of Closing Time, from Paul, Hastings, Janofsky & Walker LLP (which may rely on the opinion of Riemer & Braunstein LLP to the extent any opinion thereunder pertains to Massachusetts law), counsel for the Company and the Manager, in the form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-1,Exhibit A-2 and Exhibit A-3 hereto.  The Representative shall have further received the favorable opinion, dated as of Closing Time, from Riemer & Braunstein LLP, counsel for the Company, in the form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-4 hereto.  The Representative shall have further received the reliance letter and favorable opinion, dated as of Closing Time, from Maples and Calder, counsel for the Company, in the form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-5 and Exhibit A-6 hereto.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(b)  The Representative shall have received signed copies of opinions addressed to the Company from Riemer & Braunstein LLP substantially in the form of Exhibit 5.1 to the Registration Statement.

(c)  On the date of this Agreement and at the Closing Time and each Option Closing Time, the Representative shall have received from Deloitte & Touche LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Option Closing Time, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

(d)  The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Hunton & Williams LLP, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.  In giving such opinion such counsel may rely, as to all matters governed by the laws of the State of Massachusetts, upon the opinions of Riemer & Braunstein LLP, counsel to the Company.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(e)  No amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any document in the Disclosure Package shall have been filed to which the Representative shall have objected in writing.

(f)  Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and, in any such instance, not been waived by the Commission; and (ii) neither any Preliminary Prospectus, the Prospectus nor the Disclosure Package shall contain an untrue statement of material fact or omit to state a material fact required to be stated

 therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)  All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such rule.

(h)  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package, any Preliminary Prospectus, or the Prospectus, any Material Adverse Change.

(i)  The Company shall have applied to have the Shares approved for inclusion in the AMEX.

(j)  The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements between the date of this Agreement and the Closing Time or the Option Closing Time, as applicable.

(k)  The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect that (i) there has been no Material Adverse Change since the date of this Agreement, (ii) the representations and warranties in Section 3 hereof are true and correct in all material respects (except for such representation that are qualified therein as to materiality, which shall be true and correct in all respects at such times) with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(l)  The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus and the Disclosure Package, and the performance by the Company of its covenants contained herein and therein, as of the Closing Time or any Option Closing Time as the Representative may reasonably request.

(m)  The Company shall have performed its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Option Closing Time.

7.  Termination.  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, Preliminary Prospectus, the Prospectus or the Disclosure Package, in the reasonable opinion of the Representative any Material Adverse Change or (iii) if there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable opinion of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the AMEX, or if trading generally on the New York Stock Exchange (“NYSE”), AMEX or on the Nasdaq Stock Market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by the NYSE, AMEX or the NASD or the Nasdaq Stock Market or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative materially adversely affects or will materially adversely affect the business or operations of the Company, which in the case of a prospective effect cannot reasonably be expected to be remedied by the Company prior to the occurrence of such effect or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States.

            If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

8.  Increase in Underwriters’ Commitments.  If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”).  Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter except as set forth in Section 10 (provided that if such default occurs with respect to the Initial

Shares after the Closing Time, this Agreement will not terminate as to the Initial Shares or any Option Shares purchased prior to such termination).

Without relieving any defaulting Underwriter from its obligations hereunder, and without waiving the Company’s right to seek damages from any such defaulting Underwriter, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding seven business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

9.  Indemnity and Contribution by the Company and the Underwriters.

(a)  The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of the Securities Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Base Prospectus, any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iv) any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or (v) any omission or alleged omission from any Issuer Free Writing Prospectus or Prospectus necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except in the case of (ii), (iii), (iv) and (v) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the Underwriter Information.

(b)  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel of its choosing and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent, and only to the extent, that its ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from the Company to such indemnified party of its election so to assume the defense thereof and the continued good faith assumption of such defense, the Company will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Company and such indemnified party in connection with such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent, not to be unreasonably withheld.

(c)  Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Manager, the Company’s and the Manager’s trustees, directors and officers, and any person who controls the Company or the Manager within the meaning of the Securities Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Manager or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon  any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), any Issuer Free Writing Prospectus or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or necessary to make such information (with respect to any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which made) not misleading.  The statements set forth in the (i) first, second, fifth, sixth, eighth and ninth sentences of paragraph nine, (ii) the first sentence of paragraph ten, (iii) the third sentence of paragraph eleven, (iv) paragraph twelve and (v) the first sentence of paragraph fourteen, each under Underwriting of the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company and constitute the Underwriter Information for purposes hereof.

(d)  If any action is brought against the Company, the Manager or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Manager or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel of its choosing (who shall not, except with the reasonable consent of the Company, be counsel to the Representative or the Underwriters) and payment of expenses; provided, however, that any failure or delay to so notify the Representative, as applicable, will not relieve the Representative or the Underwriters, as applicable, of any obligation hereunder, except to the extent, and only to the extent, that their ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from such Underwriter to such indemnified party of its election so to assume the defense thereof and the continued good faith assumption of such defense, such Underwriter will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  The Company, the Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Manager or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Company, the Manager and such indemnified party in connection with such action (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the prior written consent of the Representative.

(e)  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b), (c) and (d) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as, the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action which is the subject of this subsection (e).

(f)  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

10.  Survival.  The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of the Securities Act, or by or on behalf of the Company or the Manager, their respective trustees, directors and officers, or any person who controls the Company or the Manager within the meaning of the Securities Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares.  The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s or the Manager’s officers, trustees and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus.

11.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Manager, or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Manager with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Manager on other matters) and no Underwriter has any obligation to the Company or the Manager with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Manager, and (v) the Underwriters and their respective agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Manager have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

13.  Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to 140 East 45th Street, 18th Floor, New York, New York 10017, Attention: Syndicate Department, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 Byrd Street, Richmond, Virginia 23219-4074, Attention: Daniel M. LeBey; if to the Company, shall be sufficient in all respects if delivered to American Mortgage Acceptance Company, 625 Madison Avenue, 5th Floor, New York, New York, 10022, Attention: Matthew J. Stern, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Mark Schonberger.

14.  Governing Law; Headings.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.  TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

16.  Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Manager and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.  Counterparts and Facsimile Signatures.  This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

18.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees and directors and controlling persons referred to in Sections 10 and 11.

19.  Amendments.  This Agreement may not be modified or amended, except by an instrument in writing executed and delivered on behalf of each of the parties hereto.

[Signatures on following page]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By: /s/ Robert L. Levy
Name:  Robert Levy
Title:  Chief Financial Officer

Accepted and agreed to as of the date first above written:

STERNE, AGEE & LEACH, INC.

By:  /s/ Ryan Medo
Name:  Ryan Medo
Title:  Managing Director

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

American Mortgage Acceptance Company

Underwriter	Number of Initial Shares to be Purchased	Maximum Option Shares to be Purchased
Sterne, Agee & Leach, Inc.	510,000	45,000
Boenning & Scattergood	170,000	15,000

Total	680,000	60,000

Schedule II

Issuer Free Writing Prospectus

1.           Issuer Free Writing Prospectus, filed with the SEC on July 10, 2007; and

2.           Issuer Free Writing Prospectus, filed with the SEC on July 24, 2007.

Schedule III

Information Conveyed at the Initial Sale Time

The cumulative cash dividend on the Series A Cumulative Convertible Preferred Shares being offered is 7.25%.

The Company will sell 680,000 7.25% Series A Cumulative Convertible Preferred Shares.  This share amount has changed from the figures disclosed in the preliminary prospectus.

The underwriting discount is $1.25 per share.

The Company will receive net proceeds, after deducting the underwriting discount and estimated offering expenses, of $16.0 million upon settlement of this offering, or $17.4 million if the over-allotment option is exercised in full.

The conversion rate of the Preferred Shares will initially be 2.2701 common shares per Preferred Share and is equivalent to an initial conversion price of $11.0125 per common share, which represents a 25% premium over $8.81 per share, the average closing price of the Company’s common shares for the five trading days prior to July 25, 2007.

As of July 24, 2007, the amount outstanding under the Company’s credit line with Centerline Capital Group was $45.7 million and the interest rate was 8.32%.

Under the heading "Capitalization", as adjusted for the July 2007 offering, (i) the total cash and cash equivalents is $30.5 million, (ii) the additional paid-in capital is $128.0 million and (iii) total stockholders’ equity is $102.7 million.

The last reported sale price of the Company’s common shares was $8.46 per share on July 24, 2007.

The trade date is July 24, 2007.

The closing date is July 27, 2007.

Schedule IV

Subsidiaries

AMAC Credit Facility, LLC, a Delaware limited liability company

AMAC Capital Financing I, a Delaware statutory trust

AMAC CDO Funding I, a Cayman Islands exempt company

AMAC CDO Equity, LLC, a Delaware limited company

AMAC CDO I Advancing, LLC, a Delaware limited liability company

AMAC CRE Funding II, Ltd., a Cayman Islands exempt company

Exhibit A-1

(i)            The Manager is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)           The Manager has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus.

(iii)          Based solely on a review of the Foreign Good Standing Certificates, the Company is in good standing as a foreign business trust in the jurisdictions set forth opposite its name in Schedule I attached hereto.

(iv)          Based solely on a review of the Foreign Good Standing Certificates, we confirm that the Manager is in good standing as a foreign corporation in the State of New York.

(v)           Each Subsidiary formed under the laws of Delaware is validly existing as a limited liability company or trust in good standing under the laws of the State of Delaware and has the limited liability company or trust power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign limited liability company or trust to transact business and is in good standing in the jurisdictions set forth opposite its name in Schedule II attached hereto.

(vi)          The Registration Statement, based on the SEC Confirmation, has been declared effective under the 1933 Act; any required filing of each prospectus relating to the Preferred Shares (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, based on the SEC Confirmation, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(vii)         The Registration Statement, including without limitation the Rule 430B Information, the Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), (other than the financial statements, notes and supporting schedules included therein or omitted therefrom, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii)        The documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements, notes and supporting schedules and other information of a financial, statistical or accounting nature included or incorporated by reference therein, included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(ix)           Based solely upon a certificate of the Company’s stock transfer agent, we confirm that as of July 24, 2007 there were 8,402,049 common shares of beneficial interests and no preferred shares of beneficial interests issued and outstanding.

(x)            The form of certificate used to evidence the Preferred Shares complies in all material respects with the requirements of the American Stock Exchange.

(xi)           The issuance of the Preferred Shares is not subject to preemptive or similar rights arising under any agreement filed as an exhibit and incorporated by reference into the Registration Statement.

(xii)           To our knowledge, there is not pending or overtly threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any federal or New York court or governmental agency or body which is required to be described in the Prospectus and Disclosure Package but is not so described.

(xiii)         The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Preferred Shares  and the use of the proceeds from the sale of the Preferred Shares as described in the Disclosure Package and the Prospectus under the caption “Use Of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the Organizational Documents of any Subsidiary.

(xiv)         The information in the Disclosure Package and the Prospectus under “The Offering—Ranking”, “The Offering—Dividends”, “The Offering—Liquidation Preference”,  “The Offering—Voting Rights”,  “The Offering—Maturity”,  “The Offering—Redemption”,  “The Offering—Conversion Rights”,  “The Offering—Company Conversion Option”,   “The Offering—Payments of Dividends Upon Conversion”,  “The Offering—Conversion Rate Adjustments”,  “The Offering—Conversion After a Public Change of Control”, “The Offering—Purchase of Preferred Shares Upon a Fundamental Change”, “Our Company—Limitations on Indebtedness”, “Description of Preferred Shares” (except as to “—Restrictions on Ownership”) “Description of Our Shares,” and in the Registration Statement under Item 15, insofar as it purports to summarize certain provisions of the Company’s Organizational Documents, provides an accurate description of such provisions in all material respects.

(xv)          The information in the Issuer Free Writing Prospectus dated July 24, 2007 under “The Offering—Restrictions on Ownership and Transfer” and “Description of Preferred Shares—Restrictions on Ownership”, insofar as it purports to summarize certain provisions of the Company’s Organizational Documents, provides an accurate description of such provisions in all material respects.

(xvi)         The Preferred Shares conform in all material respects to the description thereof contained in each of the Prospectus and Disclosure Package under the caption “Description of Preferred Shares.”  The authorized common shares of beneficial interests of the Company conform in all material respects to the description thereof in the Base Prospectus under the caption “Description of Our Shares”.

(xvii)        All descriptions in the Registration Statement, the Disclosure Package and the Prospectus of contracts and other documents and instruments to which the Company or its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no contracts, documents or instruments, including, but not limited to, franchises, indentures, mortgages, loan or credit agreements, notes and leases  required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the documents incorporated by reference in the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xviii)       No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or New York court or governmental authority or agency, (other than (a) under the 1933 Act and the 1933 Act Regulations, which have been obtained, (b) as may be required under the securities or blue sky laws of the various states or (c) as required by the NASD or AMEX, as to which we express no opinion) is required in connection with the execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Preferred Shares.

(xix)          The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Preferred Shares  and the use of the proceeds from the sale of the Preferred Shares as described in the Disclosure Package and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any agreement filed as an exhibit and incorporated by reference into the Registration Statement or any Credit Facility, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of any applicable federal or New York law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

(xx)           The Company is not, and upon the issuance and sale of the Preferred Shares as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be an “investment company” as defined under the 1940 Act.

Schedule I

New York

South Dakota

Texas

Virginia

Schedule II

AMAC Credit Facility, LLC - NY

AMAC CDO I Equity, LLC – NY

AMAC CDO I Advancing, LLC – NY

Exhibit A-2

Nothing has come to our attention that would lead us to believe that (i) the Registration Statement (except for financial statements, notes and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Registration Statement, including the Rule 430B Information (except for financial statements, notes and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii)  as of the Applicable Time, the Disclosure Package (except for financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit A-3

(i) commencing with AMAC’s taxable year ended December 31, 1991, AMAC has been and is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, (ii) AMAC’s planned method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the current year and future years, and (iii) insofar as statements in the Prospectus, Prospectus Summary  under the captions “Federal Income Tax Considerations” constitute a summary of U.S. federal tax laws, such statements, in all material respects, are accurate and fairly summarize the U.S. federal tax laws referred to therein.  AMAC’s qualification and taxation as a REIT depends upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to its income, assets and distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which will not be reviewed by us.  Accordingly, no assurance can be given that the actual results of AMAC’s operation for any one taxable year will satisfy such requirements.

Exhibit A-4

(i)           The Company has filed the necessary certificates required to be filed under Chapter 182 of the General Laws of the Commonwealth of Massachusetts and is duly authorized to exercise in the Commonwealth of Massachusetts all of the powers recited in the Declaration of Trust and to transact business in the Commonwealth of Massachusetts.

(ii)           The Company has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(iii)           The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary trust action on the part of the Company.  The Purchase Agreement has been duly executed and delivered by the Company.

(iv)           The form of certificate used to evidence the Preferred Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents and with the resolutions establishing the terms and designation of the Shares (the “Resolutions”) of the Company.

(v)           The Preferred Shares have been duly authorized, and when the Preferred Shares have been issued and duly delivered against payment therefor as contemplated by the Purchase Agreement, the Preferred Shares will be validly issued, fully paid and nonassessable.

(vi)           The issuance of the Preferred Shares is not subject to preemptive or similar rights arising under the Organizational Documents or the Resolutions.

(vii)           The information under the following sections: “The Offering—Ranking”, “The Offering—Dividends”, “The Offering—Liquidation Preference”, “The Offering—Voting Rights”,  “The Offering—Maturity”,  “The Offering—Redemption”, “The Offering—Conversion Rights”, “The Offering—Company Conversion Option”, “The Offering—Payments of Dividends Upon Conversion”, “The Offering—Conversion Rate Adjustments”, “The Offering—Conversion After a Public Change of Control”, “The Offering—Purchase of Preferred Shares Upon a Fundamental Change”, “Our Company—Limitations on Indebtedness”, “Description of Preferred Shares” (except as to “—Restrictions on Ownership”), “Description of Our Shares”, and the first paragraph of the section of the Risk Factors entitled “Our declaration of trust contains limits on ownership and transfer of our common shares and the Preferred Shares, which could have adverse consequences to you” in the Prospectus, “The Offering—Restrictions on Ownership and Transfer” and “Description of Preferred Shares—Restrictions on Ownership” under the Issuer Free Writing Prospectus dated July 24, 2007, and Item 15 in the Registration Statement, to the extent that it constitutes (a) matters of Massachusetts law, or (b) summaries of (i) legal matters pertaining to Massachusetts law, (ii) the Organizational Documents, or (iii) legal conclusions concerning Massachusetts law, has been reviewed by us and is correct in all material respects.

(viii) The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Preferred Shares  and the use of the proceeds from the sale of the Preferred Shares as described in the Disclosure Package and the Prospectus under the caption “Use Of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the Organizational Documents of the Company.

(ix) To our knowledge, the Company is not in default under any of its Organizational Documents.

Exhibit A-5

AMAC CDO Funding I (the "Company")

We refer to our legal opinion addressed in respect of the Company dated 16 November 2006 (the "Opinion"), a copy of which is attached to this letter.

We confirm that notwithstanding the final paragraph of the Opinion, on the basis of the assumptions and subject to the qualifications set out in the Opinion, you may rely on the Opinion as though it were addressed to you.

Please note that we have not reviewed or updated the Opinion and that the Opinion only confirms such matters as at 16 November 2006.

This letter may only be relied upon by the addressee and may not be relied upon by any other person or for any other purpose.

Exhibit A-6

We act as Cayman Islands legal counsel to AMAC CRE Funding II Ltd. (the "Company").
We have examined:

(a)	the Certificate of Incorporation and Memorandum and Articles of Association of the Company as certified by the Registrar of Companies in the Cayman Islands;

(b)	the minutes of the meetings of the Board of Directors of the Company held on 18 December 2006 and 14 March 2007;

(c)	a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing");

(d)	a certificate from a Director of the Company, a copy of which is attached (the "Director's Certificate"); and

(e)	the documents listed in the Schedule hereto (collectively, the "Warehouse Documents").

We have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the matter the subject of this Opinion.  The following Opinion is given only as to and based on circumstances and matters of fact existing on the effective date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this Opinion and as to the law of the Cayman Islands as the same is in force at the effective date hereof.    In giving this Opinion, we have relied upon the completeness and accuracy of the Certificate of Good Standing and the Director's Certificate.

We are of the opinion that:

1.	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of Cayman Islands; and

2.	the Company has full power and authority under its Memorandum and Articles of Association and under Cayman Islands law to enter into, execute and perform its obligations under the Warehouse Documents.

This opinion is addressed to you.  You may use this opinion for your sole benefit only.  This opinion may not be relied upon by any other person(s) without our prior written consent.

SCHEDULE

1.
An amended and restated asset acquisition agreement dated as of 13 March 2007 among the Company, CharterMac AMI Associates, Inc. ("CharterMac"), American Mortgage Acceptance Company ("AMAC") and Citigroup Financial Products Inc. ("CFPI").

2.	An amended and restated master participation agreement dated as of 13 March 2007 among the Company, CFPI and AMAC,.
3.	A portfolio administration agreement dated as of 19 December 2006 among LaSalle Bank National Association, AMAC and CFPI